Exhibit 3.2

Draft Form of Notice of Articles Reflecting Creation of

Class C Preferred Shares

Mailing Address:	Location:
PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3	2nd Floor - 940 Blanshard Street Victoria BC
www.corporateonline.gov.bc.ca	1 877 526-1526

Notice of Articles

BUSINESS CORPORATIONS ACT

NOTICE OF ARTICLES

Name of Company:

ROZE AI INC.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:

214 - 20171 92A AVE	214 - 20171 92A AVE
LANGLEY BC V1M 3A5	LANGLEY BC V1M 3A5
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:

214 - 20171 92A AVE	214 - 20171 92A AVE
LANGLEY BC V1M 3A5	LANGLEY BC V1M 3A5
CANADA	CANADA

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DIRECTOR INFORMATION

Last Name, First Name, Middle Name:

CHO, YOUNGJIN

Mailing Address:	Delivery Address:

214 - 20171 92A AVE	214 - 20171 92A AVE
LANGLEY BC V1M 3A5	LANGLEY BC V1M 3A5
CANADA	CANADA

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

September 17, 2024

March XX 2026

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value

With Special Rights or
Restrictions attached

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

2.	No Maximum	Class A Preferred Shares	Without Par Value

With Special Rights or
Restrictions attached

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

3.	No Maximum	Class B Preferred Shares	Without Par Value

With Special Rights or
Restrictions attached

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

4.	No Maximum	Class C Preferred Shares	Without Par Value
With Special Rights or
Restrictions attached.

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